CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made this 5th day of November 2007, between Mountains West Exploration, Inc., a New Mexico corporation (the “Corporation”), and each of the other signatories hereto, (each a “Note Holder” and collectively, the “Note Holders”).

RECITALS

A.     The Corporation issued a certain promissory note to each Note Holder (the “Note” and collectively, the “Notes”) pursuant to the certain Note Purchase Agreement between the Corporation and the Note Holders (“Note Purchase Agreement”). The terms not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

B.        The outstanding principal and accrued interest as of the Closing Date (as defined below) on each Note is set forth opposite the respective Note Holder’s name on Schedule 1 attached hereto (the “Debt” and collectively, the “Common Debt”).

C.        All of the parties hereto desire to convert the Common Debt into shares of Common Stock of the Corporation.

NOW, THEREFORE, in consideration of the mutual promises and of the representations, warranties and covenants hereinafter made, the parties hereto agree as follows:

AGREEMENT

1.          Incorporation of the Recitals. Each of the above recitals is incorporated in this Agreement and deemed to be a part of this Agreement.

2.          Conversion of Common Debt. On the terms and subject to the conditions herein set forth, on the Closing Date, each Note Holder hereby agrees to convert the Common Debt owned by such Note Holder into the number of shares of Common Stock of the Corporation as set forth opposite such Note Holder’s name on Schedule 1 attached hereto, at a conversion price of $0.51 per share upon each respect Note shall be deemed cancelled.

3.          Waiver and Release. Upon the conversion of the Common Debt as provided in Section 2 above, each Note Holder hereby:

A.	waives all of the obligations of the Corporation under the Notes; and

B.        releases and forever discharges the Corporation, its parents, subsidiaries, affiliates, past and present, as well as their trustees, directors, officers, agents, attorneys, insurers, employees, members, stockholders, representatives, assigns and successors, past and present (collectively, the “Released Parties”), with respect to and from any and every right and all manner of action and actions, cause or causes of action, damages, liabilities, losses, sums owing, claims or demands of whatever kind, nature or description (whether known or unknown as of the date of this Agreement), at law or in equity, or created by statute or regulation, which have arisen before the date of this Agreement in connection with the Notes; provided, however, that this release shall not in any way release or otherwise affect the rights of each Note Holder under the terms of this Agreement. Each Note Holder shall not bring any action, claim or proceeding of any kind (whether judicial, arbitration or otherwise) against any Released Party, as applicable, for any action, cause or causes of action, damages, liabilities, losses, sums owing, claims or demands released by each Note Holder pursuant to this Agreement.

4.          Representations and Warranties of the Note Holders. Each Note Holder represents and warrants to the Corporation that:

A.        Each Note Holder has full power, authority and legal right to enter into this Agreement.

B.        This Agreement constitutes the valid and legally binding obligation of each Note Holder, enforceable in accordance with its terms and conditions except as the enforceability thereof may be limited by the availability of equitable principals or by bankruptcy, insolvency, reorganizations, moratorium or other similar laws effecting creditors’ rights generally.

C.        Each Note Holder is the absolute owner of its respective Debt and has good and marketable title thereto, free and clear of any pledges, liens, claims, security interests, charges, options, encumbrances or other restrictions.

D.        Each Note Holder has full right, power and authority to convert its respective Debt as provided herein.

5.          Representations and Warranties of the Corporation. The Corporation represents and warrants to each Note Holder that:

A.        The Corporation has full power, authority and legal right to enter into this Agreement.

B.        This Agreement constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions except as the enforceability thereof may be limited by the availability of equitable principals or by bankruptcy, insolvency, reorganizations, moratorium or other similar laws effecting creditors’ rights generally.

6.          Condition Precedent. The conversion of the Common Debt as contemplated by this Agreement shall be subject to the consent of the board of directors of the Corporation.

7.          Closing. The closing of the transactions contemplated hereunder (the “Closing”) shall take place at the offices of the Corporation on November 5, 2007 at 10:00 a.m. or on such other date or at such other place as the parties shall otherwise mutually agree orally or in writing (the “Closing Date”).

8.          Deliveries of the Note Holders. On the Closing Date, in addition to execution of this Agreement, each Note Holder shall deliver to the Corporation the following:

A.	The Note held by Note Holder for cancellation by the Corporation.

B.        Any other documents required by this Agreement or reasonably requested by the Corporation.

9.          Deliveries of the Corporation. On the Closing Date, in addition to execution of this Agreement, the Corporation shall deliver, or caused to be delivered, to each Note Holder the following:

A.        Original certificates evidencing the issuance of the Common Stock of the Corporation to the respective Note Holder or a letter to the Corporation’s transfer agent authorizing the issuance of such shares.

B.        Any other documents required by this Agreement or reasonably requested by the Note Holders.

10.        Survival of Representations and Warranties. All representations, warranties, covenants and agreements made herein or in any certificates provided for herein shall survive this Agreement.

11.        Entire Agreement. This Agreement, including Schedule 1 attached hereto, constitutes the entire agreement among the parties with respect to the subject matter thereof, and supersede all prior agreements, correspondence, conversations and negotiations with respect to the subject matter hereof. If any provision of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected but shall remain in full force and effect. This Agreement may not be modified or changed except by an instrument in writing duly executed by the parties hereto, and no waiver of compliance of any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto seeking to be charged with such waiver or consent.

12.        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors in interest and assigns. Notwithstanding the foregoing, the parties hereto each hereby acknowledge and agree that neither party may assign its rights or obligations hereunder, except as otherwise expressly permitted herein.

13.        General. The parties agree that for the purpose of satisfying any conditions of this Agreement, time is of the essence of this Agreement. The section headings contained in this Agreement are for references purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which when taken together shall be deemed to be one and the same instrument. This Agreement shall be governed by and construed according to the laws of the State of Illinois.

14.        Note Purchase Agreement and Warrants. The parties hereto acknowledge that this Agreement is not intended to terminate any existing Warrants issued pursuant to the Note Purchase Agreement or otherwise authorized in connection with this conversion. With regard to such Warrants, the parties hereto acknowledge and agree that the exercise price for the purchase of Common Stock of the Corporation shall be equal to $0.51 per share of Common Stock and each holder affirms the representations and warranties set forth on Schedule 2.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Conversion Agreement as of the date first written above.

Mountains West Exploration, Inc.

By:	/s/ Lee Wiskowski

Its:	Co-Chief Executive Officer

/s/ Richard Levy
Richard Levy

/s/ Norm Siegel
Norm Siegel

/s/ Albert Pick III
Albert Pick III

/s/ David Beamish
David Beamish

/s/ Douglas Stukel
Douglas Stukel

Grander, L.L.C.

/s/ Lee Wiskowski
Lee Wiskowski, Member

One-Seven LLC

/s/ Douglas Stukel
Douglas Stukel, Member

SCHEDULE 1

Note Holder	Shares of Common Stock

Richard Levy	206,871
Norman F. Siegel Living Trust, dated July 26, 2005	206,871
Albert Pick III	206,683
Grander, L.L.C.	259,163
One-Seven LLC	259,163
David Beamish	30,833
Douglas Stukel	30,720

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES OF THE LENDERS. IN CONNECTION WITH THE TRANSACTIONS PROVIDED FOR HEREIN, EACH NOTE HOLDER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY THAT:

Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Corporation that the shares of Common Stock issued upon conversion of the Note, the Warrants, and any Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for Note Holder’s own account, as principal and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Note Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Note Holder further represents that such Note Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

Disclosure of Information. Each Note Holder acknowledges that it has received all the information, documents and materials it considers necessary or appropriate for deciding whether to acquire the Securities. Each Note Holder confirms that it has made such further investigation of the Company as was deemed appropriate to evaluate the merits and risks of this investment. Each Note Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

Investment Experience. Each Note Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Note Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

Accredited Investor. Each Note Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect (the “Securities Act”).

Restricted Securities. Each Note Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except through a valid registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws. Each Note Holder represents that it is familiar with Rule 144 of the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

Legends. It is understood that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by applicable law as well as such agreements to which such Securities may be subject, including, without limitation, legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws, as well as the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”